STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of November 18,
1996, among Dames & Moore, Inc. (the "Buyer"), Hochtief
Aktiengesellschaft vorm. Gebr. Helfmann (the "Shareholder") and
DM Investors, Inc. (formerly named Hochtief, Inc.), a Delaware corporation (the "Company").

          WHEREAS, the Shareholder owns an aggregate of 1,000 shares (the "Shares") of the common stock, no par value (the "Common Stock"), of the Company, which Shares constitute all of the issued and outstanding shares of capital stock of the Company; and

          WHEREAS, the Buyer desires to purchase all of the Shares from the Shareholder, such that on the Closing Date (as hereinafter defined), the Company will become a wholly-owned subsidiary of the Buyer; and

          WHEREAS, the Buyer, the Shareholder and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions and promises hereinafter contained, the parties hereto hereby agree as follows:

                            ARTICLE I

                CERTAIN PRE-CLOSING TRANSACTIONS;
                   SALE AND PURCHASE OF SHARES

          1.1 Certain Pre-Closing Transactions. Prior to the Closing (as hereinafter defined), (i) the Company shall cause all of its right, title and interest in any and all assets, whether tangible or intangible and whether fixed, contingent or otherwise (the "Transferred Assets") other than the 3,700,000 shares of common stock, par value $0.01 per share (the "D&M Shares") of Dames & Moore, Inc., a Delaware corporation ("D&M"), to be transferred to the Shareholder or another subsidiary of the Shareholder, and (ii) the Shareholder shall assume and agree to discharge and hold the Company and the Buyer harmless from any and all Liabilities of the Company and any of its present or former subsidiaries, whether liquidated or unliquidated, known or unknown, with respect to any period prior to and including the Closing (the "Assumed Liabilities"), which Assumed Liabilities include, without limitation: (a) any Liability to or in respect of any employees or former employees of the Company or its subsidiaries, (b) any Liability of the Company or any of its subsidiaries in respect of any Tax; and (c) any Liability of the Company or any of its subsidiaries arising out of or related to any Action against any of them or any Action which adversely affects the Company and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date. As used in this Agreement: (w) the term "Agreement" shall include those documents and agreements contemplated by clauses (i) and (ii) above; (x) the term "Liability" shall mean any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guarantee or endorsement of or by any person of any type, whether accrued, absolute, contingent matured, unmatured or other; (y) the term "Tax" shall mean any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including, without limitation, any tax incurred by the Company as of the Closing Date from the sale or disposition of the Shares; income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes; and any premium, including without limitation interest, penalties and additions in connection therewith; and (z) the term "Action" shall mean any action, claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

          1.2 Shares Being Sold. Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as hereinafter defined), the Shareholder shall sell and deliver to the Buyer, and the Buyer shall purchase from the Shareholder, all of the Shares, free and clear of all of the following (hereinafter collectively referred to as "Claims"): security interests, judgments, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understanding or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

          1.3 Delivery of the Shares. At the Closing, in exchange for payment of the Purchase Price (as hereinafter defined) by the Buyer as provided in Section 1.4, (a) the Shareholder shall deliver to the Company certificate No. 1 representing the Shares, together with a stock power or powers with respect thereto, duly endorsed for transfer to the Buyer, and (b) the Shareholder shall cause the Company to deliver to the Buyer certificate No. 2 registered in the name of the Buyer, representing the identical 1,000 shares Common Stock (being all of the Shares).

          1.4 Purchase Price for the Shares. The aggregate purchase price (the "Purchase Price") to be paid by the Buyer for the Shares shall be $50,875,000 (equivalent to $13.75 per D&M Share) adjusted (plus or minus) at Closing according to the following formula (average daily New York Stock Exchange closing price of the D&M Shares from the date following the date of this agreement to the day before the Closing, less $13.75, times the number of D&M Shares held by the Company (3,700,000), times 50%) provided, however, that the Purchase Price, in no event, shall be higher than $55,000,000 (upper limit) nor lower than $50,000,000 (lower limit). At the Closing, in full payment for the Shares, the Buyer shall deliver to the Shareholder the Purchase Price, by delivery of a wire transfer of immediately available funds to an account designated in writing by the Shareholder.

          1.5 Closing of the Purchase. The closing of the purchase and sale of the Shares shall occur at 10:00 a.m. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof shall be fulfilled or waived in accordance with this Agreement, or at such other place or time as the Shareholder and the Buyer may agree. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California and the day on which the Closing occurs shall be referred to as the "Closing Date".

                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES

          2.1 Representations and Warranties f the Shareholder and the Company. The Shareholder and the Company jointly and severally represent and warrant to the Buyer, as of the date hereof, as follows:

               (a) Record Ownership. The Shareholder is the record and beneficial owner of and has, and at the Closing will transfer to the Buyer, good and transferable title to the Shares, free and clear of all Claims and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. All of the Shares are validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. The Shareholder has the absolute right and power to transfer the Shares to the Buyer as contemplated by this Agreement, together with all rights and benefits incident to the ownership thereof. There are no outstanding options, warrants or rights to purchase or acquire any of the Shares and there are no agreements or understanding between the Shareholder and any other person with respect to the voting, sale or disposition of any securities of the Company or any other matter relating thereto. The Shareholder acquired the Shares in transactions exempt from the Securities Act of 1933, as amended (the "Securities Act"), and in compliance with all applicable state securities laws.

               (b) Authority: Conflicts. The Shareholder and the Company have all requisite power and authority to enter into this Agreement and to sell the Shares. On or prior to the Closing, the execution, delivery and performance of this Agreement by the Shareholder and the Company and the consummation by the Shareholder and the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Shareholder and the Company. This Agreement has been duly executed on behalf of the Shareholder and the Company, and this Agreement is the valid and binding. obligation of each of the Shareholder and the Company enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement by the Shareholder and the Company, including the sale of the Shares by the Shareholder, nor the consummation of the transactions contemplated hereby nor compliance by the Shareholder and the Company with any of the provisions hereof will conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both), under, or give rise to any right of termination, cancellation or acceleration or to loss of a material benefit under, any provision of the agreement of organization or formation of the Shareholder or the Company or the terms, conditions or provisions of any note, bond, lease, mortgage, indenture, license, agreement or other instrument, obligation, concession, franchise, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or the Company or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any administrative agency or commission nor other governmental authority or instrumentality, domestic or foreign (each, a "Governmental Entity"), is required to be obtained by the Company or the Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than filings required to be made by Shareholder under the Securities Exchange Act of 1934, as amended. The Shareholder does not own any real property or have a permanent establishment in the United States. The Shareholder does not conduct a trade or business in the United States.

               (c)  Organization, Standing and Power.  The
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as now being conducted. Immediately prior to the Closing, the business of the Company shall consist solely of owning the D&M Shares. The Company is duly qualified and in good standing to do business in every jurisdiction in which such qualification is necessary because of the nature of the property owned, leased or operated by it or the nature of the business conducted by it other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on the Company. The Shareholder on the Closing will deliver to the Buyer complete and correct copies of the Company's Certificate of Incorporation, as in effect on the date hereof, certified by the Secretary of State of the State of Delaware, the Company's By-laws, as in effect on the date hereof, and all of the Company's books and records.

               (d) Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, all of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. There is no preferred stock authorized. The Company does not hold any treasury stock. All the outstanding shares of Common Stock are owned of record and beneficially by the Shareholder. There are no outstanding preemptive rights, options, warrants, calls, rights, commitments or agreements of any character to which the Company or the Shareholder is a party or by which either of them is bound calling for the issuance, sale or transfer of shares of capital stock of the Company or any other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or securities convertible into such capital stock, or any security representing the right to purchase or otherwise receive any such capital stock or which grant to any person an option or right of first refusal or right of first offer with respect to such capital stock or such other securities.

               (e) Ownership of D&M Stock. The Company is the record and beneficial owner of and has good and transferable title to the D&M shares free and clear of all Claims and with no restrictions on the voting rights and other incidents of record and beneficial ownership pertaining thereto. The Company has the absolute right and power to transfer the D&M Shares, together with all rights and benefits incident to the ownership thereof. There are no outstanding options, warrants or rights to purchase or acquire any of the D&M Shares and there are no agreements or understandings between the Company and any other person with respect to the voting, sale or disposition of any securities of D&M or any other matter relating thereto.

               (f)  Tax Matters.  All material Tax returns,
statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any Taxing authority with respect to any pre-Closing Tax period by or on behalf of the Company (collectively, the "Returns"), have been filed when due in accordance with all applicable laws. As of the time of filing, the Returns correctly reflected in all material respects the income, business, assets, operations, activities and status of the Company for the periods covered by such Returns, respectively, and any other information required to be shown therein. The Company has timely paid and remitted to the appropriate Taxing authority, all Taxes shown as due and payable on the Returns that have been filed. The Company is not a "United States real property holding corporation" as defined in Section 897 of the Internal Revenue Code.

               (g)  No Brokers.  None of the Shareholder or the
Company has employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

          2.2  Representations and Warranties of the Buyer.  The
Buyer represents and warrants to the Shareholder as follows:

               (a) Organization, Standing and Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to do so would not have a material adverse effect on the Buyer, taken as a whole.

               (b) Authority. The Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. On or prior to the Closing, the execution, delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby shall have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and this Agreement is the valid and binding obligation of the Buyer, enforceable in accordance with its terms. Neither the execution, delivery and performance of this Agreement by the Buyer, nor the consummation of the transactions contemplated hereby nor compliance by the Buyer with the provisions hereof will (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of the Buyer under any term, condition or provision of (x) the documents of formation or by-laws of the Buyer or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or its properties or assets except for defaults which may occur under the Buyer's two credit agreements dated March 15, 1996 and May 24, 1996, respectively (the "Credit Agreements"). No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained by the Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                           ARTICLE III

                         INDEMNIFICATION

          3.1 Indemnification. The Shareholder agrees to indemnify and hold the Buyer, the Company and their respective affiliates, officers, directors, agents and representatives (each, an "Indemnified Party") harmless against and in respect of
(i) any and all claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys' fees and expenses) to the extent based upon, arising out of or relating to the Assumed Liabilities; and (ii) any and all claims, losses, liabilities, damages, deficiencies, costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Indemnified Party as a result of any breach by the Shareholder of any of its representations and warranties contained herein.

          3.2 Claiming Procedure. Promptly after the assertion of any claim by a third party which may give rise to a claim for indemnification from the indemnitor (the "Indemnitor") under this Agreement, the Indemnified Party shall notify the Indemnitor in writing of such claim and advise the Indemnitor whether the Indemnified Party intends to contest such claim. In order to administer the claiming procedure and to facilitate the processing of any claims, the Buyer hereby entrusts to R.D. Gourley & Co. Certified Public Accountants, 501 S. First Avenue, Arcadia, CA 91006, all books and records of the Company who shall hold them as a fiduciary and make them available on reasonable notice to the Buyer and its authorized agents during regular business hours.

               The Indemnified Party shall permit the Indemnitor to contest and defend against such claim, at the Indemnitor's expense, if the Indemnitor has confirmed to the Indemnified Party in writing that it agrees that the Indemnified Party is entitled to indemnification hereunder in respect of such claim, unless the Indemnified Party believes that the conduct of its defense by the Indemnitor could be reasonably likely to prejudice such Indemnified Party due to the nature of the claims presented or by virtue of a conflict between the interests of such Indemnified Party and such Indemnitor or between such Indemnified Party and another Indemnified Party whose defense has been assumed by the Indemnitor. Notwithstanding a determination by the Indemnitor to contest such claim, the Indemnified Party shall have the right to be represented by its own counsel and accountants at its own expense except as set forth above. In any case, the Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party (with reimbursement of reasonable expenses by the Indemnitor). If the Indemnitor fails to undertake the defense of or to settle or pay any such third-party claim within 30 days after the Indemnified Party has given written notice to the Indemnitor advising the Indemnitor of such claim, or if the Indemnitor, after having given notice to the Indemnified Party that it intends to undertake the defense, fails forthwith to defend, settle or pay such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion.

          3.3 Tax Gross-Up. In the event that a payment to the Indemnified Party by Indemnitor is treated by the Internal Revenue Service or any similar state and/or local taxing authorities as taxable income, with no or only partial offset in the form of a corresponding deduction for a claim to a third party, through no fault of the Indemnified Party, then Indemnitor shall pay to the Indemnified Party an amount equal to the taxes paid by the Indemnified Party related to the aforementioned taxable income computed at the highest statutory rate.

          3.4 Survival of Representations and Warranties. The representations and warranties of the parties included herein or pursuant hereto shall survive the Closing.

                           ARTICLE IV

                           CONDITIONS

          4.1 Conditions to Obligations of the Buyer. The obligations of the Buyer to consummate the transactions contemplated at Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by Buyer to the extent permitted by applicable law:

               (a)  Board Approval.  This Agreement and the
transactions contemplated hereby shall have been duly approved or ratified, as appropriate, by the Board of Directors of the Buyer, which decision shall be made in the sole and absolute discretion of such Board of Directors;

               (b) Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement or imposes material restrictions on Buyer or the Company (or their respective subsidiaries) in connection with consummation of the transactions contemplated hereby; provided, however, that the parties invoking this condition shall use their best efforts to have any such judgment, decree, injunction or other order vacated; and

               (c) Representations and Warranties. Each of the representations and warranties of the Company and the Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date); the Company and the Shareholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date, and the Company, and the Shareholder shall have delivered on the Closing date to Buyer a certificate, dated the Closing Date, of the president of each of them, in form and substance reasonably satisfactory to Buyer, to such effect (which certificate shall be deemed to be a representation and warranty of the Company and the Shareholder to such effect).

               (d) Credit Agreements Consent. The Buyer shall have received the requisite consent under the Credit Agreements to the transaction contemplated hereby, which consent shall be satisfactory in form and substance to the Buyer in its sole and absolute discretion.

          4.2 Conditions to Obligations of the Shareholder. The obligations of the Shareholder to consummate the transactions contemplated at Closing are subject to the fulfillment of each of the following conditions, any or all of which may be waived in whole or in part by the Shareholder to the extent permitted by applicable law:

               (a) Supervisory Board Approval. This Agreement and the transactions contemplated hereby shall have been duly approved or ratified, as appropriate, by the Supervisory Board of the Shareholder, which decision shall be made in the sole and absolute discretion of such Supervisory Board at its meeting scheduled on November 12, 1996 at Munich, Germany.

               (b) Litigation. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) or taken any action which prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties invoking this condition hereto shall use their best efforts to have any such judgment, decree, injunction or other order vacated; and

               (c)  Representations and Warranties.  The
representations and warranties of the Buyer in this Agreement shall be true and correct in all material respects, at and as of the Closing Date as if made at and as of the Closing Date (except to the extent they relate to a particular date); the Buyer shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date in all material respects; and the Buyer shall have delivered to the Shareholder a certificate, dated the Closing Date, of the president and the chief financial officer, of the Buyer, in form and substance reasonably satisfactory to the Shareholder, to such effect (which certificate shall be deemed to be a representation and warranty of the Buyer to such effect).

                            ARTICLE V

                           TERMINATION

          5.1 Termination by Mutual Consent. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date by the mutual written consent of Buyer and the Shareholder, by action of their respective Boards of Directors.

          5.2 Termination by Either the Shareholder or the Buyer. This Agreement may be terminated and the Closing may be abandoned by action of the Board of Directors of either the Shareholder or the Buyer if (i) the Closing shall not have been consummated by Thursday, November 21, 1996 at 1600 hours (provided that the right to terminate this Agreement under this Section 5.2 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); (ii) any court of competent jurisdiction, or some other governmental body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) the Agreement shall have been voted on by the Board of Directors of the Buyer and the vote shall not have been sufficient to satisfy the conditions set forth in Section 4.1(a); or (iv) the Agreement shall have been voted on by the Supervisory Board of the Shareholder and the vote shall not have been sufficient to satisfy the conditions set forth in Section 4.2(a); or (v) the closing New York Stock Exchange price for the D&M shares on the closing date is $11.00 or less or $16.50 or higher.

          5.3 Termination by Buyer. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date by action of the Board of Directors of Buyer, if the Company or the Shareholder shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company or the Shareholder at or prior to such date of termination.

          5.4 Termination by the Shareholder. This Agreement may be terminated and the Closing may be abandoned at any time prior to the Closing Date by action of the Board of Directors of the Shareholder, if Buyer shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Buyer at or prior to such date of termination.

          5.5  Effect of Termination.  In the event of
termination of this Agreement, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                           ARTICLE VI

                       GENERAL PROVISIONS

          6.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          6.2 Extension; Waiver. At any time prior to the Closing, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties,
(ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

          6.3 Entire Agreement. This Agreement and the other documents referenced herein contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior arrangements and understanding, both written and oral, with respect thereto.

          6.4 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or enforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdictions.

          6.5 Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to the Buyer, to:

                    Mark A. Snell
                    Dames & Moore
                    911 Wilshire Blvd., Suite 700
                    Los Angeles CA 90071

               (b) prior to Closing, if to the Shareholder or the Company, to:

                    Dr. Jur. Busso Peus
                    Hans-Guenter Muendelein
                    Hochtief Aktiengesellschaft vorm. Gebr.
Helfmann
                    Rellinghauser Str. 53-57
                    45128 Essen
                    Germany

               (c)  after the Closing, if to the Shareholder, to:

                    Dr. Jur. Busso Peus
                    Hans-Guenter Muendelein
                    Hochtief Aktiengesellschaft vorm. Gebr.
Helfmann
                    Rellinghauser Str. 53-57
                    45128 Essen
                    Germany

                    With a copy to:

                    Mr. Robert D. Gourley
                    R.D. Gourley & Co.
                    Certified Public Accountants
                    501 S. First Avenue
                    Arcadia, CA 91006

All such notices and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the date of the delivery receipt and (d) in the case of mailing, on the third business day following such mailing.

          6.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein.

          6.9 Injunctive Relief. The Shareholder and the Company, on the one hand, and the Buyer, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

          6.10 Consent to Jurisdiction; Service of Process. (a) The parties hereto hereby irrevocably submit to the jurisdiction of the Delaware Chancery Court (or, if subject matter jurisdiction in that court is not available, in any other state or federal court located within the State of Delaware) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

               (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding of the nature specified in Section 6.10 above by (i) mailing of a copy thereof in accordance with the provisions of Section 6.5 of this Agreement or (ii) service of process on Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805 as agent to receive evidence of process in the State of Delaware.

          6.11 Confidentiality. The Buyer hereby agrees to maintain the confidentiality of the Company's present and future books and records pertaining to events, issues and occurrences prior to the Closing Date, except when the Buyer determines (i) that maintaining such confidentiality would be inconsistent with any law, rule or regulation applicable to the Company or the Buyer, or (ii) that maintaining such confidentiality would be inconsistent with effecting any transaction or any other aspect of the Buyer's business.

          IN WITNESS WHEREOF, this Agreement has been duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.


                              Hochtief Aktiengesellschaft
                              vorm. Gebr. Helfmann


                              By:  /s/ Busso Peus

                              Its: Director and attorney-in-fact


                              DM Investors, Inc.


                              By:  /s/ Busso Peus

                              Its: Director


                              Dames & Moore, Inc.


                              By:  /s/ Mark A. Snell


                              Its: Executive Vice President
                                   and Chief Financial Officer